SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT

     THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Second Amendment") is dated effective as of the 8th day of May, 2000, and is to be and become part of that certain Asset Purchase Agreement (the "Agreement") between Cape Environmental Management, Inc., a Georgia corporation, as Buyer therein, and CET Environmental Services, Inc., a California corporation, as Seller therein, dated as of March 8, 2000, as previously amended, for the purchase and sale of certain Agreements and related assets of Seller comprising its hazardous, toxic and radiological waste remediation business..

                                WITNESSETH

     WHEREAS, the parties wish to amend the Agreement as more fully hereinafter set forth;

     NOW THEREFORE, for and in consideration of the mutual covenants contained herein, One and No/100ths Dollar ($1.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

     1. All terms used herein with an initial capital letter and not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

     2. The definition of "Equipment" appearing in Section 1.20 and Exhibit A to the Agreement are hereby amended to delete any reference to Xerox copiers which are subject to lease agreements, such copiers not being part of the purchased Assets. Notwithstanding the foregoing, Seller agrees to leave the Xerox copiers located at the Tustin, California office in place, at Seller's sole cost and expense, until June 30, 2000, and agrees that Buyer shall have the use of such copiers at no expense until they are removed from the premises.

     3. Notwithstanding the failure of Seller to assign to Buyer all Commercial Contracts, Buyer agrees to pay the Purchase Price allocable to such contracts to Seller at Closing, provided that Seller subcontracts those projects to Buyer in form and substance satisfactory to Buyer and provided that Seller also maintains in place all its payment, performance and surety bonds relating to projects 2306 (CH2M Hill), 2404 (Pacific Refining) and 9P04 (Hoe Creek).

     4. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement. Furthermore, a facsimile signature of any of the parties hereto on any counterpart may be relied upon as an original signature.

     5. The parties agree that May 1, 2000 shall be deemed the effective date of closing for purposes of all prorations, accounting adjustments and economic allocations.

     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, conditions and obligations of the Agreement shall remain in full force and effect, and are hereby ratified and confirmed by the parties.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

BUYER:                              SELLER:

Cape Environmental Management,      CET Environmental Services, Inc., a
Inc., a Georgia corporation         California corporation


By:/s/ Fernando J. Rios             By:/s/ Steven H. Davis
Name:  Fernando J. Rios             Name:  Steven H. Davis
Title: President                    Title: President